Exhibit 99.1

McCLATCHY REPORTS THIRD QUARTER RESULTS

SACRAMENTO, Calif., October 21, 2008 – The McClatchy Company (NYSE-MNI) today reported net income from continuing operations in the third quarter of 2008 of $4.2 million, or five cents per share. Adjusted earnings from continuing operations(1) were $10.4 million, or 13 cents per share, in the third quarter of 2008 after excluding the unusual items discussed below. The company’s total net income including discontinued operations was $4.2 million or five cents per share.

Earnings in the third quarter of 2008 included the impact of several unusual items including: an adjustment to the second quarter gain on the sale of a one-third interest in SP Newsprint Company; a gain on the extinguishment of debt and a write off of deferred financing costs as a result of an amendment to the company’s credit agreement; charges related to the implementation of previously announced restructuring plans; the write-down of certain internet investments; and adjustments for certain discrete tax items.

For the third quarter of 2007, the company reported an after-tax loss from continuing operations of $1.345 billion, or $16.40 per share, including the effect of non-cash, after-tax impairment charges. Adjusted earnings from continuing operations(1) were $25.7 million, or 31 cents per share, in the third quarter of 2007 after considering the non-cash impairment charges and adjustments for certain discrete tax items. Total loss in the third quarter of 2007 including discontinued operations was $1.347 billion or $16.42 per share.

Revenues in the third quarter of 2008 were $451.6 million, down 16.4% from revenues from continuing operations of $540.3 million in the third quarter of 2007.  Advertising revenues were $370.1 million, down 19.0% from 2007, and circulation revenues were $64.7 million, down 4.9%.  Online advertising revenues grew 9.0% in the third quarter of 2008 and were 12.2% of total advertising revenues compared to 8.6% of total advertising revenues for all of 2007.

On September 16, 2008, the company announced a restructuring plan which is expected to result in approximately $100 million in annual savings. This plan includes a reduction in workforce of about 10% and is expected to result in severance of approximately $20 million. Of that amount, $17.0 million was recognized in the third quarter of 2008.

As previously reported, near the end of the third quarter McClatchy successfully obtained an amendment to its credit agreement which provides greater flexibility for the life of the credit facility in the allowable leverage and interest coverage ratios, the two primary financial covenants contained in the agreement. The company reduced debt principal by nearly $404 million in the first nine months of 2008. Total debt was $2.07 billion as of September 28, 2008.

First Nine Months Results:

Income from continuing operations for the first nine months of 2008 was $23.2 million, or 28 cents per share, and was affected by the impact of the unusual items discussed above as well as amounts recorded in earlier quarters. Adjusted earnings from continuing operations(1) were $26.4 million, or 32 cents per share, in the first nine months of 2008.  The company’s total net income for the first nine months of 2008 including the results of discontinued operations was $23.1 million, or 28 cents per share.

The loss from continuing operations for the first nine months of 2007 was $1.296 billion or $15.81 per share including the effect of the non-cash impairment charges. Adjusted earnings from continuing operations(1) were $74.8 million, or 91 cents per share, in the first nine months of 2007 after considering the non-cash impairment charges and adjustments for certain discrete tax items.  The company’s total net loss, including the results of discontinued operations, for the first nine months of 2007 was $1.302 billion, or $15.89 per share.

Revenues from continuing operations in the first nine months of 2008 were down 15.3% to $1.4 billion compared to $1.7 billion in 2007.  Advertising revenues in 2008 totaled $1.2 billion, down 17.0% and circulation revenues were $198.6 million, down 5.2%.  Online advertising revenues grew 10.7% in the first nine months of 2008 and represented 11.8% of total advertising revenues.

Management’s Comments:

Commenting on McClatchy’s results, Gary Pruitt, chairman and chief executive officer, said, “Our advertising revenues in the third quarter of 2008 continued to be hurt by the weak economy and, to a lesser extent, the secular shift in advertising to the internet.   Advertising revenues were down in the same 19% range that we saw at the end of the second quarter.

“Our online business continues to be a bright spot for the company; online audiences and revenues are growing strongly. In the third quarter, average monthly unique visitors to our websites were up 43.8% and were up 37.1% through the first nine months of 2008. Online advertising revenues grew 9.0% in the third quarter of 2008 and were up 49.3% excluding employment advertising, a category that has been impacted both online and in print by the nation-wide decline in jobs. More than half of our online advertising came from ads placed only online; they were not tied to a print up-sell.

“Nonetheless, the advertising environment continues to be weak and we expect print advertising revenues to continue to be down. Thus far in October, advertising revenues are tracking similarly to September.

“Given this economic climate we continue to reduce expenses and realign our cost structure, while retaining our focus on sales, news and online operations. Our print products are an important mainstay of our business, but we must produce them as efficiently as possible. We are finding numerous opportunities to streamline operations.  For example, beginning in the fourth quarter our Modesto Bee is being printed by its sister newspaper, The Sacramento Bee, using faster presses with greater color capacity.

“Excluding severance and other benefit charges related to our restructuring plans, cash expenses were down 11.8% in the third quarter, and were down 10.6% in the first nine months of 2008. The expected annual savings from the two restructuring plans put in place this year is about $200 million; so clearly we expect to see additional cost savings from these initiatives in the coming quarters.”

Pat Talamantes, McClatchy’s chief financial officer, said, “We continue to generate significant cash, but given our limited visibility on advertising revenues resulting from slowing economic conditions, we and our banks agreed to amend our credit agreement. The amended agreement provides the company with greater flexibility for the life of the credit facility in the allowable leverage and interest coverage ratios, the two primary financial covenants contained in the agreement.”

“We entered into this amendment because we realized that the credit crisis may result in a more drawn out economic downturn than we had initially thought,” said Talamantes.  “Based on our trailing twelve months of cash flow our leverage ratio is currently 4.7 times cash flow and our interest coverage ratio is just over 3.0 times cash flow as defined by our bank agreement—well within the allowable covenant thresholds.  The willingness of our bank group to agree to this amendment demonstrates the confidence they have in the company to work through this difficult environment, and we very much appreciate their support.   We expect to make further progress in paying down debt through the remainder of 2008.”

(1) Adjusted Earnings From Continuing Operations and EPS:

Earnings in the third quarter and nine months of 2008 included the impact of several unusual events including: the gain on the sale of a one-third interest in SP Newsprint Company, gains on the extinguishment of debt related to bond redemptions, write-offs of deferred financing costs related to amendments to our credit agreement, the impact of implementing restructuring plans, impairment related charges including the write-downs of certain internet investments, and charges for certain discrete tax items. The impacts of these items on 2008 results and comparable 2007 results are summarized below (dollars in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007
(Dollars in thousands, except per share amounts)
Income (loss) from continuing operations	$4,167	$(1,345,187)	$23,225	$(1,296,143)
Unusual items, net of tax:
Sale of SP Newsprint Company interest	(1,809)	-	(21,785)	-
Gain on extinguishment of debt	(80)	-	(12,455)	-
Restructuring related charges	7,551	-	18,960	-
Impairment related charges	1,962	1,368,677	15,498	1,368,677
Write-off of financing costs	157	-	1,660	-
Certain discrete tax items	(1,538)	2,212	1,313	2,291
Adjusted income from continuing operations	$10,410	$25,702	$26,416	$74,825
Earnings per share:
Income (loss) from continuing operations	$0.05	$(16.40)	$0.28	$(15.81)
Adjusted income from continuing operations	$0.13	$0.31	$0.32	$0.91

Non-GAAP measures should not be considered a substitute for GAAP measures. However, adjusted income from continuing operations provides meaningful supplemental information about the company’s underlying results of operations, and management believes it assists investors and financial analysts in analyzing and forecasting future periods.

The company’s statistical report, which summarizes revenue performance for September, the third fiscal quarter and first nine months of 2008, follows.

At noon Eastern Time today, McClatchy will review its results in a conference call (877-278-1205 pass code 67578508) and webcast (www.mcclatchy.com).  The webcast will be archived at McClatchy’s website.

About McClatchy

The McClatchy Company is the third largest newspaper company in the United States, with 30 daily newspapers, approximately 50 non-dailies, and direct marketing and direct mail operations. McClatchy also operates leading local websites in each of its markets which extend its audience reach. The websites offer users comprehensive news and information, advertising, e-commerce and other services. Together with its newspapers and direct marketing products, these interactive operations make McClatchy the leading local media company in each of its premium high growth markets. McClatchy-owned newspapers include The Miami Herald, The Sacramento Bee, the Fort Worth Star-Telegram, The Kansas City Star, the Charlotte Observer, and The (Raleigh) News & Observer.

McClatchy also owns a portfolio of premium digital assets, including 14.4% of CareerBuilder, the nation's largest online job site, and 25.6% of Classified Ventures, a newspaper industry partnership that offers two of the nation's premier classified websites: the auto website, cars.com, and the rental site, apartments.com. McClatchy is listed on the New York Stock Exchange under the symbol MNI.

Additional Information:

Statements in this press release regarding future financial and operating results, including revenues, anticipated savings from cost reduction efforts, cash flows, debt levels, as well as future opportunities for the company and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including:  the duration and depth of an economic recession in markets where McClatchy operates its newspapers may reduce its income and cash flow greater than expected; McClatchy may not consummate contemplated transactions which may enable debt reduction on anticipated terms or at all; McClatchy may not achieve its expense reduction targets or may do harm to its operations in attempting to achieve such targets; McClatchy’s operations have been, and will likely continue to be, adversely affected by competition, including competition from internet publishing and advertising platforms; McClatchy’s expense and income levels could be adversely affected by changes in the cost of newsprint and McClatchy’s operations could be negatively affected by any deterioration in its labor relations, as well as the other risks detailed from time to time in the Company’s publicly filed documents, including the Company’s Annual Report on Form 10-K for the year ended December 30, 2007, filed with the U.S. Securities and Exchange Commission. McClatchy disclaims any intention and assumes no obligation to update the forward-looking information contained in this release.

THE McCLATCHY COMPANY
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007
REVENUES - NET:
Advertising	$370,117	$457,017	$1,180,468	$1,422,317
Circulation	64,691	67,995	198,610	209,582
Other	16,812	15,332	50,508	55,030
	451,620	540,344	1,429,586	1,686,929
OPERATING EXPENSES:
Compensation	199,861	224,309	647,771	689,592
Newsprint and supplements	61,815	63,600	186,462	211,203
Depreciation and amortization	35,479	36,250	108,510	112,440
Other operating expenses	113,828	118,440	345,757	371,180
Goodwill and newspaper masthead impairment	-	1,434,590	-	1,434,590
	410,983	1,877,189	1,288,500	2,819,005

OPERATING INCOME (LOSS)	40,637	(1,336,845)	141,086	(1,132,076)

NON-OPERATING (EXPENSES) INCOME:
Interest expense	(34,195)	(48,264)	(116,140)	(151,605)
Interest income	761	23	1,332	129
Equity losses in unconsolidated companies, net	(850)	(7,652)	(14,340)	(28,599)
Gain on sale of SP Newsprint	2,570	-	34,546	-
Gain on extinguishment of debt	180	-	19,680	-
Impairments related to investments and land held for sale	(2,983)	(84,568)	(24,498)	(84,568)
Other - net	101	700	1,120	1,443
	(34,416)	(139,761)	(98,300)	(263,200)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION (BENEFIT)	6,221	(1,476,606)	42,786	(1,395,276)

INCOME TAX PROVISION (BENEFIT)	2,054	(131,419)	19,561	(99,133)

INCOME (LOSS) FROM CONTINUING OPERATIONS	4,167	(1,345,187)	23,225	(1,296,143)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS - NET OF INCOME TAXES	67	(1,546)	(175)	(6,324)

NET INCOME (LOSS)	$4,234	$(1,346,733)	$23,050	$(1,302,467)

NET INCOME (LOSS) PER COMMON SHARE:
Basic:
Income (loss) from continuing operations	$0.05	$(16.40)	$0.28	$(15.81)
Loss from discontinued operations	-	(0.02)	-	(0.08)
Net income (loss) per share	$0.05	$(16.42)	$0.28	$(15.89)

Diluted:
Income (loss) from continuing operations	$0.05	$(16.40)	$0.28	$(15.81)
Loss from discontinued operations	-	(0.02)	-	(0.08)
Net income (loss) per share	$0.05	$(16.42)	$0.28	$(15.89)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	82,382	82,040	82,274	81,967
Diluted	82,434	82,040	82,327	81,967

The McClatchy Company
Consolidated Statistical Report
(In thousands, except for preprints)

	September
	Combined			Print Only			Online Only

Revenues - Net:	2008	2007	% Change	2008	2007	% Change	2008	2007	% Change

Advertising
Retail	$56,493	$64,663	-12.6%	$52,854	$62,698	-15.7%	$3,639	$1,965	85.2%
National	11,574	14,253	-18.8%	10,300	13,135	-21.6%	1,274	1,118	14.0%
Classified Total	36,996	53,771	-31.2%	27,754	43,579	-36.3%	9,242	10,192	-9.3%
Automotive	10,285	12,985	-20.8%	7,522	10,766	-30.1%	2,763	2,219	24.5%
Real Estate	9,479	14,934	-36.5%	8,020	13,670	-41.3%	1,459	1,264	15.4%
Employment	10,254	17,930	-42.8%	5,964	11,782	-49.4%	4,290	6,148	-30.2%
Other	6,978	7,922	-11.9%	6,251	7,361	-15.1%	730	561	30.1%
Direct Marketing	10,075	11,155	-9.7%	10,075	11,155	-9.7%
Other Advertising	128	129	-0.8%	128	129	-0.8%
Total Advertising	$115,266	$143,971	-19.9%	$101,111	$130,696	-22.6%	$14,155	$13,275	6.6%

Circulation	20,512	21,532	-4.7%
Other	5,280	4,723	11.8%
Total Revenues	$141,058	$170,226	-17.1%

Advertising Revenues by Market:
California	$20,949	$26,113	-19.8%	$18,565	$24,131	-23.1%	$2,384	$1,982	20.3%
Florida	15,778	21,189	-25.5%	13,844	19,572	-29.3%	1,934	1,617	19.6%
Texas	12,582	15,242	-17.5%	11,352	14,011	-19.0%	1,230	1,231	-0.1%
Southeast	34,433	43,197	-20.3%	29,990	38,769	-22.6%	4,443	4,428	0.3%
Midwest	17,754	21,350	-16.8%	15,251	19,233	-20.7%	2,503	2,117	18.2%
Northwest	13,770	16,342	-15.7%	12,109	14,596	-17.0%	1,661	1,746	-4.9%
Other		538	-100.0%		384	-100.0%		154	-100.0%
Total Advertising	$115,266	$143,971	-19.9%	$101,111	$130,696	-22.6%	$14,155	$13,275	6.6%

Advertising Statistics for Dailies:
Full Run ROP Linage				2,037.1	2,481.4	-17.9%

Millions of Preprints Distributed				465.7	486.3	-4.2%

Average Paid Circulation:*
Daily				2,568.6	2,745.9	-6.5%
Sunday				3,178.0	3,353.5	-5.2%

* Reflects average paid circulation based upon number of days in period. Does not reflect ABC reported figures.

The McClatchy Company
Consolidated Statistical Report
(In thousands, except for preprints)

	Quarter 3
	Combined			Print Only			Online Only

Revenues - Net:	2008	2007	% Change	2008	2007	% Change	2008	2007	% Change

Advertising
Retail	$181,416	$204,349	-11.2%	$170,208	$198,243	-14.1%	$11,208	$6,106	83.6%
National	33,485	41,719	-19.7%	29,495	39,511	-25.3%	3,990	2,208	80.7%
Classified Total	121,431	173,794	-30.1%	91,298	140,538	-35.0%	30,133	33,256	-9.4%
Automotive	33,406	42,331	-21.1%	24,973	35,778	-30.2%	8,433	6,553	28.7%
Real Estate	30,099	48,322	-37.7%	25,560	44,485	-42.5%	4,539	3,837	18.3%
Employment	35,024	59,155	-40.8%	20,233	38,046	-46.8%	14,791	21,109	-29.9%
Other	22,902	23,986	-4.5%	20,532	22,229	-7.6%	2,370	1,757	34.9%
Direct Marketing	33,389	36,639	-8.9%	33,389	36,639	-8.9%
Other Advertising	396	516	-23.1%	397	516	-23.1%
Total Advertising	$370,117	$457,017	-19.0%	$324,787	$415,447	-21.8%	$45,331	$41,570	9.0%

Circulation	64,691	67,995	-4.9%
Other	16,812	15,332	9.6%
Total Revenues	$451,620	$540,344	-16.4%

Advertising Revenues by Market:
California	$68,814	$86,405	-20.4%	$61,188	$79,982	-23.5%	$7,626	$6,423	18.7%
Florida	50,321	66,530	-24.4%	44,242	61,649	-28.2%	6,079	4,881	24.5%
Texas	40,766	47,891	-14.9%	36,795	44,231	-16.8%	3,971	3,659	8.5%
Southeast	108,495	133,522	-18.7%	94,175	119,656	-21.3%	14,320	13,866	3.3%
Midwest	57,603	67,715	-14.9%	49,611	60,996	-18.7%	7,992	6,719	18.9%
Northwest	43,980	53,248	-17.4%	38,776	47,683	-18.7%	5,205	5,565	-6.5%
Other	138	1,706	-91.9%		1,250	-100.0%	138	457	-69.7%
Total Advertising	$370,117	$457,017	-19.0%	$324,787	$415,447	-21.8%	$45,331	$41,570	9.0%

Advertising Statistics for Dailies:
Full Run ROP Linage				6,677.3	8,034.7	-16.9%

Millions of Preprints Distributed				1,643.1	1,609.0	2.1%

Average Paid Circulation:*
Daily				2,490.8	2,646.0	-5.9%
Sunday				3,140.5	3,311.6	-5.2%

* Reflects average paid circulation based upon number of days in period. Does not reflect ABC reported figures.

The McClatchy Company
Consolidated Statistical Report
(In thousands, except for preprints)

	September Year-to-Date
	Combined			Print Only			Online Only

Revenues - Net:	2008	2007	% Change	2008	2007	% Change	2008	2007	% Change

Advertising
Retail	$568,670	$623,878	-8.8%	$535,683	$605,339	-11.5%	$32,987	$18,539	77.9%
National	108,391	132,934	-18.5%	96,466	127,547	-24.4%	11,925	5,387	121.4%
Classified Total	396,786	550,406	-27.9%	302,693	448,777	-32.6%	94,093	101,629	-7.4%
Automotive	104,790	128,264	-18.3%	80,151	110,027	-27.2%	24,639	18,237	35.1%
Real Estate	99,934	158,233	-36.8%	86,868	146,912	-40.9%	13,066	11,321	15.4%
Employment	121,888	195,182	-37.6%	72,372	128,009	-43.5%	49,516	67,173	-26.3%
Other	70,174	68,727	2.1%	63,302	63,829	-0.8%	6,872	4,898	40.3%
Direct Marketing	105,408	113,531	-7.2%	105,408	113,531	-7.2%
Other Advertising	1,213	1,568	-22.6%	1,213	1,568	-22.6%
Total Advertising	$1,180,468	$1,422,317	-17.0%	$1,041,463	$1,296,762	-19.7%	$139,005	$125,555	10.7%

Circulation	198,610	209,582	-5.2%
Other	50,508	55,030	-8.2%
Total Revenues	$1,429,586	$1,686,929	-15.3%

Advertising Revenues by Market:
California	$212,328	$274,118	-22.5%	$189,979	$254,514	-25.4%	$22,349	$19,604	14.0%
Florida	171,292	221,328	-22.6%	152,290	205,116	-25.8%	19,002	16,212	17.2%
Texas	129,857	147,076	-11.7%	117,736	136,534	-13.8%	12,121	10,542	15.0%
Southeast	345,776	404,638	-14.5%	301,157	362,967	-17.0%	44,619	41,671	7.1%
Midwest	182,837	206,679	-11.5%	159,033	186,896	-14.9%	23,804	19,783	20.3%
Northwest	137,494	163,720	-16.0%	121,268	146,985	-17.5%	16,226	16,735	-3.0%
Other	884	4,758	-81.4%	0	3,750	-100.0%	884	1,008	-12.3%
Total Advertising	$1,180,468	$1,422,317	-17.0%	$1,041,463	$1,296,762	-19.7%	$139,005	$125,555	10.7%

Advertising Statistics for Dailies:
Full Run ROP Linage				20,840.9	24,502.1	-14.9%

Millions of Preprints Distributed				4,750.3	4,934.3	-3.7%

Average Paid Circulation:*
Daily				2,610.6	2,732.2	-4.5%
Sunday				3,233.6	3,384.3	-4.5%

* Reflects average paid circulation based upon number of days in period. Does not reflect ABC reported figures.